UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021 (May 28, 2021)

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37902	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 911, Tower 2, Silvercord, 30 Canton Road,

Tsimshatsui

Hong Kong SAR

(address of principal executive offices) (zip code)

Tel: +852 2961 4888

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MOXC	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2021, Moxian, Inc., a Nevada corporation (the “Company”) and Moxian (BVI) Inc, a company limited by shares incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company (“Moxian BVI”) entered into an agreement and plan of merger (the “Merger Agreement”) related to a proposed merger transaction. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Moxian BVI (the “Merger” or “Redomicile Merger”), with Moxian BVI surviving. Following the Merger, Moxian BVI, together with its subsidiaries, will own and continue to conduct the Company’s business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive one ordinary share of Moxian BVI. As part of the Merger, Moxian BVI has agreed to assume all of the Company’s rights and obligations of any warrant, convertible debentures or other convertible securities that may convert in the Company’s common stock. All rights to purchase or receive, or receive payment based on, each share of the Company’s common stock arising under the Company’s warrants, convertible debentures or other convertible securities will entitle the holder thereof to purchase or receive, or receive payment based on, as applicable, one ordinary share of Moxian BVI. At the Effective Time, Moxian BVI will adopt and assume the obligations of the Company under or with respect to contracts or agreements as described in the Merger Agreement. The contracts and agreements will become the obligations of Moxian BVI and will be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

The Merger Agreement contains customary closing conditions, including, among others, approval of the Merger by the Company’s stockholders, the effectiveness of the registration statement on Form F-4 filed by Moxian BVI related to the Merger and receipt of required regulatory approvals.

The consent of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to approve and adopt the Merger Agreement. The Board of Directors of the Company believes that the Merger, to be effected by the Merger Agreement, is advisable and in the best interests of the Company and its stockholders.

Pursuant to the Merger Agreement, the Board of Directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the Merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders.

The Merger Agreement has been approved by the Boards of Directors of each of the Company and Moxian BVI. The completion of the Merger is subject to the required approval of the Company’s stockholders, requisite regulatory approvals, the effectiveness of the registration statement on Form F-4 filed by Moxian BVI related to the Redomicile Merger, and other customary closing conditions.

The Merger Agreement and the transactions contemplated thereby are more fully described in the preliminary proxy statement/prospectus on the Company’s Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2021, which description is incorporated by reference herein.

Additional Information

In connection with the proposed Merger, Moxian BVI filed with the SEC a registration statement on Form F-4 to register the ordinary shares of Moxian BVI to be issued to the stockholders of the Company. The registration statement will include a proxy statement/prospectus of the Company which will be sent to the stockholders of the Company seeking their approval of the Redomicile Merger and related matters in addition to other matters. In addition, the Company may file other relevant documents concerning the proposed Redomicile Merger with the SEC.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Stockholders of the Company are urged to read the registration statement on Form F-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed Merger because they will contain important information about the Company, Moxian BVI and the proposed transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of May 28, 2021 between Moxian, Inc. and Moxian (BVI) Inc (incorporated by reference to Appendix A of Moxian, Inc.’s preliminary proxy statement/prospectus on Schedule 14A filed with the SEC on June 1, 2021)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: June 4, 2021	By:	/s/ Hao Qinghu
	Name:	Hao Qinghu
	Title:	Chief Executive Officer